Exhibit 21

SUBSIDIARIES OF REGISTRANT

		% of Voting
		Securities
		Owned by
	Jurisdiction of	its
	Incorporation	Immediate
	or Organization	Parent(2)

American International Group, Inc. (Registrant)(1)	Delaware	(3)
AIG Aviation, Inc.	Georgia	100%
AIG Bulgaria Insurance and Reinsurance Company EAD	Bulgaria	100%
AIG Capital Corporation	Delaware	100%
AIG Consumer Finance Group, Inc.	Delaware	100%
AIG Bank Polska S.A	Poland	97.23%
AIG Credit S.A	Poland	80%
Compania Financiera Argentina S.A	Argentina	92.7%
AIG Global Asset Management Holdings Corp.	Delaware	100%
AIG Capital Partners, Inc.	Delaware	100%
AIG Global Investment Corp.	New Jersey	100%
John McStay Investment Counsel, L.P.	Texas	82.84%
International Lease Finance Corporation	California	64.85%	(4)
AIG Claim Services, Inc.	Delaware	100%
AIG Credit Corp.	Delaware	100%
A.I. Credit Corp.	New Hampshire	100%
Imperial Premium Finance, Inc.	California	100%
Imperial Premium Finance, Inc.	Delaware	100%
AIG Equity Sales Corp.	New York	100%
AIG Federal Savings Bank	Delaware	100%
AIG Finance Holdings, Inc.	New York	100%
AIG Finance (Hong Kong) Limited	Hong Kong	100%
AIG Financial Advisor Services, Inc.	Delaware	100%
AIG Financial Advisor Services (Europe), S.A.	Luxembourg	100%
AIG Financial Products Corp.	Delaware	100%
AIG Matched Funding Corp.	Delaware	100%
Banque AIG	France	90%	(5)
AIG Funding, Inc.	Delaware	100%
AIG Global Real Estate Investment Corp.	Delaware	100%
AIG Global Trade & Political Risk Insurance Company	New Jersey	100%
A.I.G. Golden Insurance Ltd.	Israel	50.01%
AIG Life Insurance Company	Delaware	79%	(6)
AIG Life Insurance Company of Canada	Canada	100%
AIG Life Insurance Company of Puerto Rico	Puerto Rico	100%
AIG Marketing, Inc.	Delaware	100%
AIG Memsa, Inc.	Delaware	100%
Tata AIG General Insurance Company Limited	India	26%
AIG Private Bank Ltd.	Switzerland	100%
AIG Retirement Services, Inc.	Delaware	100%	(7)
SunAmerica Life Insurance Company	Arizona	100%
SunAmerica Investments, Inc.	Georgia	70%	(8)
AIG Advisor Group, Inc.	Maryland	100%
Advantage Capital Corporation	New York	100%
FSC Securities Corporation	Delaware	100%
Sentra Securities Corporation	California	100%
Spelman & Co., Inc.	California	100%
SunAmerica Securities, Inc.	Delaware	100%
AIG SunAmerica Life Assurance Company	Arizona	100%	(9)
Saamsun Holdings Corp.	Delaware	100%
SAM Holdings Corporation	California	100%
AIG SunAmerica Asset Management Corp.	Delaware	100%
AIG SunAmerica Capital Services, Inc.	Delaware	100%
Sun Royal Holdings Corporation	California	100%

FORM 10-K : II- 7

SUBSIDIARIES OF REGISTRANT (continued)

		% of Voting
		Securities
		Owned by
	Jurisdiction of	its
	Incorporation	Immediate
	or Organization	Parent(2)

Royal Alliance Associates, Inc.	Delaware	100%
First SunAmerica Life Insurance Company	New York	100%
AIG Risk Management, Inc.	New York	100%
AIG Technologies, Inc.	New Hampshire	100%
AIGTI, Inc.	Delaware	100%
AIG Trading Group Inc.	Delaware	100%
AIG International, Inc.	Delaware	100%
AIU Insurance Company	New York	52%	(10)
AIU North America, Inc.	New York	100%
American General Corporation	Texas	100%
American General Bancassurance Services, Inc.	Illinois	100%
AGC Life Insurance Company	Missouri	100%
AIG Assurance Canada	Canada	100%	(11)
AIG Life of Bermuda, Ltd.	Bermuda	100%
American General Life and Accident Insurance Company	Tennessee	100%
American General Life Insurance Company	Texas	100%
American General Annuity Service Corporation	Texas	100%
AIG Enterprise Services, LLC	Delaware	100%
American General Equity Services Corporation	Delaware	100%
American General Life Companies, LLC	Delaware	100%
The Variable Annuity Life Insurance Company	Texas	100%
VALIC Retirement Services Company	Texas	100%
VALIC Trust Company	Texas	100%
American General Property Insurance Company	Tennessee	51.85%	(12)
American General Property Insurance Company of Florida	Florida	100%
AIG Annuity Insurance Company	Texas	100%
The United States Life Insurance Company in the City of New York	New York	100%
American General Finance, Inc.	Indiana	100%
AGF Investment Corp.	Indiana	100%
American General Auto Finance, Inc.	Delaware	100%
American General Finance Corporation	Indiana	100%
Crossroads Mortgage, Inc.	Tennessee	100%
ENM, Inc.	Tennessee	100%
MorEquity, Inc.	Nevada	100%
Wilmington Finance, Inc.	Delaware	100%
Merit Life Insurance Co.	Indiana	100%
Yosemite Insurance Company	Indiana	100%
CommoLoCo, Inc.	Puerto Rico	100%
American General Financial Services of Alabama, Inc.	Alabama	100%
HSA Residential Mortgage Services of Texas, Inc.	Delaware	100%
American General Investment Management Corporation	Delaware	100%
American General Realty Investment Corporation	Texas	100%
American General Assurance Company	Illinois	100%
American General Indemnity Company	Illinois	100%
USLIFE Credit Life Insurance Company of Arizona	Arizona	100%
Knickerbocker Corporation	Texas	100%

FORM 10-K : II- 8

SUBSIDIARIES OF REGISTRANT (continued)

		% of Voting
		Securities
		Owned by
	Jurisdiction of	its
	Incorporation	Immediate
	or Organization	Parent(2)

American Home Assurance Company	New York	100%
AIG Hawaii Insurance Company, Inc.	Hawaii	100%
American Pacific Insurance Company, Inc.	Hawaii	100%
American International Insurance Company	New York	100%
American International Insurance Company of California, Inc.	California	100%
American International Insurance Company of New Jersey	New Jersey	100%
Minnesota Insurance Company	Minnesota	100%
American International Realty Corp.	Delaware	31.5%	(13)
Pine Street Real Estate Holdings Corp.	New Hampshire	31.47%	(13)
Transatlantic Holdings, Inc.	Delaware	33.61%	(14)
Transatlantic Reinsurance Company	New York	100%
Putnam Reinsurance Company	New York	100%
Trans Re Zurich	Switzerland	100%
American International Insurance Company of Delaware	Delaware	100%
American International Life Assurance Company of New York	New York	77.52%	(15)
American International Reinsurance Company, Ltd.	Bermuda	100%
AIG Edison Life Insurance Company	Japan	90%	(16)
American International Assurance Company, Limited	Hong Kong	100%
American International Assurance Company (Australia) Limited	Australia	100%
American International Assurance Company (Bermuda) Limited	Bermuda	100%
American International Assurance Co. (Vietnam) Limited	Vietnam	100%
Tata AIG Life Insurance Company Limited	India	26%
Nan Shan Life Insurance Company, Ltd.	Taiwan	95%
American International Underwriters Corporation	New York	100%
American International Underwriters Overseas, Ltd.	Bermuda	100%
AIG Europe (Ireland) Limited	Ireland	100%
AIG Europe (U.K.) Limited	England	100%
AIG Brasil Companhia de Seguros	Brazil	50%
Universal Insurance Co., Ltd.	Thailand	100%
La Seguridad de Centroamerica, Compania de Seguros S.A.	Guatemala	100%
American International Insurance Company of Puerto Rico	Puerto Rico	100%
A.I.G. Colombia Seguros Generales S.A.	Colombia	100%
American International Underwriters GmBH	Germany	100%
Underwriters Adjustment Company, Inc.	Panama	100%
American Life Insurance Company	Delaware	100%
AIG Life (Bulgaria) Z.D. A.D	Bulgaria	100%
ALICO, S.A	France	100%
American Life Insurance Company (Kenya) Limited	Kenya	66.67%
Pharaonic American Life Insurance Company	Egypt	71.63%
AIG Life Insurance Company (Switzerland) Ltd.	Switzerland	100%
American Security Life Insurance Company, Ltd.	Lichtenstein	100%
Birmingham Fire Insurance Company of Pennsylvania	Pennsylvania	100%
China America Insurance Company, Ltd.	Delaware	50%
Commerce and Industry Insurance Company	New York	100%
Commerce and Industry Insurance Company of Canada	Ontario	100%
Delaware American Life Insurance Company	Delaware	100%
Hawaii Insurance Consultants, Ltd.	Hawaii	100%
HSB Group, Inc.	Delaware	100%
The Hartford Steam Boiler Inspection and Insurance Company	Connecticut	100%
The Allen Insurance Company, Ltd.	Bermuda	100%
The Hartford Steam Boiler Inspection and Insurance Company of Connecticut	Connecticut	100%
HSB Engineering Insurance Limited	England	100%
The Boiler Inspection and Insurance Company of Canada	Canada	100%
The Insurance Company of the State of Pennsylvania	Pennsylvania	100%
Landmark Insurance Company	California	100%
Mt. Mansfield Company, Inc.	Vermont	100%

FORM 10-K : II- 9

SUBSIDIARIES OF REGISTRANT (continued)

		% of Voting
		Securities
		Owned by
	Jurisdiction of	its
	Incorporation	Immediate
	or Organization	Parent(2)

National Union Fire Insurance Company of Pittsburgh, Pa	Pennsylvania	100%
American International Specialty Lines Insurance Company	Alaska	70%	(17)
Lexington Insurance Company	Delaware	70%	(17)
GE Property & Casualty Insurance Company	Pennsylvania	100%
GE Casualty Insurance Company	Pennsylvania	100%
GE Indemnity Insurance Company	Pennsylvania	100%
GE Auto & Home Assurance Company	Pennsylvania	100%
Bayside Casualty Insurance Company	New Jersey	100%
JI Accident & Fire Insurance Co. Ltd.	Japan	50%
National Union Fire Insurance Company of Louisiana	Louisiana	100%
National Union Fire Insurance Company of Vermont	Vermont	100%
21st Century Insurance Group	California	33.03%	(18)
21st Century Insurance Company	California	100%
21st Century Casualty Company	California	100%
21st Century Insurance Company of Arizona	Arizona	100%
Starr Excess Liability Insurance Company, Ltd.	Delaware	100%
Starr Excess Liability Insurance International Ltd.	Ireland	100%
NHIG Holding Corp.	Delaware	100%
Audubon Insurance Company	Louisiana	100%
Audubon Indemnity Company	Mississippi	100%
Agency Management Corporation	Louisiana	100%
The Gulf Agency, Inc.	Alabama	100%
New Hampshire Insurance Company	Pennsylvania	100%
AIG Europe, S.A	France	(19)
AI Network Corporation	Delaware	100%
American International Pacific Insurance Company	Colorado	100%
American International South Insurance Company	Pennsylvania	100%
Granite State Insurance Company	Pennsylvania	100%
New Hampshire Indemnity Company, Inc.	Pennsylvania	100%
AIG National Insurance Company, Inc.	New York	100%
Illinois National Insurance Co.	Illinois	100%
New Hampshire Insurance Services, Inc.	New Hampshire	100%
AIG Star Life Insurance Co., Ltd	Japan	100%
Pharaonic Insurance Company, S.A.E	Egypt	89.98%
The Philippine American Life and General Insurance Company	Philippines	99.78%
Pacific Union Assurance Company	California	100%
Philam Equitable Life Assurance Company, Inc.	Philippines	95.31%
The Philippine American General Insurance Company, Inc.	Philippines	100%
Philam Insurance Company, Inc.	Philippines	100%
Risk Specialist Companies, Inc.	Delaware	100%

FORM 10-K : II- 10

SUBSIDIARIES OF REGISTRANT (continued)

		% of Voting
		Securities
		Owned by
	Jurisdiction of	its
	Incorporation	Immediate
	or Organization	Parent(2)

United Guaranty Corporation	North Carolina	36.31%	(20)
United Guaranty Insurance Company	North Carolina	100%
United Guaranty Mortgage Insurance Company	North Carolina	100%
United Guaranty Mortgage Insurance Company of North Carolina	North Carolina	100%
United Guaranty Partners Insurance Company	Vermont	80%
United Guaranty Residential Insurance Company of North Carolina	North Carolina	100%
United Guaranty Residential Insurance Company	North Carolina	75.03%	(21)
United Guaranty Commercial Insurance Company of North Carolina	North Carolina	100%
United Guaranty Mortgage Indemnity Company	North Carolina	100%
United Guaranty Credit Insurance Company	North Carolina	100%
United Guaranty Services, Inc.	North Carolina	100%

(1)	All subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.
(2)	Percentages include directors’ qualifying shares.
(3)	The common stock is owned approximately 11.9 percent by Starr International Company, Inc., 1.8 percent by C.V. Starr & Co., Inc. and 2.0 percent by The Starr Foundation.
(4)	Also owned 35.15 percent by National Union Fire Insurance Company of Pittsburgh, Pa.
(5)	Also owned 10 percent by AIG Matched Funding Corp.
(6)	Also owned 21 percent by Commerce and Industry Insurance Company.
(7)	Formerly known as AIG SunAmerica Inc.
(8)	Also owned 30 percent by AIG Retirement Services, Inc.
(9)	Formerly known as Anchor National Life Insurance Company.

(10)	Also owned 8 percent by The Insurance Company of the State of Pennsylvania, 32 percent by National Union Fire Insurance Company of Pittsburgh, Pa. and 8 percent by Birmingham Fire Insurance Company of Pennsylvania.
(11)	Indirect wholly-owned subsidiary.
(12)	Also owned 48.15 percent by American General Life and Accident Insurance Company.
(13)	Also owned by 11 other AIG subsidiaries.
(14)	Also owned 26.06 percent by AIG.
(15)	Also owned 22.48 percent by American Home Assurance Company.
(16)	Also owned 10 percent by a subsidiary of American Life Insurance Company.
(17)	Also owned 20 percent by The Insurance Company of the State of Pennsylvania and 10 percent by Birmingham Fire Insurance Company of Pennsylvania.
(18)	Also owned 16.85 percent by American Home Assurance Company, 6.34 percent by Commerce and Industry Insurance Company and 6.34 percent by New Hampshire Insurance Company.
(19)	100 percent to be held with other AIG companies.
(20)	Also owned 45.88 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 16.95 percent by New Hampshire Insurance Company and 0.86 percent by The Insurance Company of the State of Pennsylvania.
(21)	Also owned 24.97 percent by United Guaranty Residential Insurance Company of North Carolina.

FORM 10-K : II- 11